Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SAXON CAPITAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4951 Lake Brook Drive
Suite 300
Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Saxon Capital, Inc. will hold its Annual Stockholders’ Meeting at the Richmond Marriott West, 4240 Dominion Boulevard, Glen Allen, Virginia 23060, on Thursday, May 16, 2002, at 10:00 A.M. local time, to:

•	Elect three directors for three-year terms ending in 2005 and until their successors are duly elected and qualified.

•	Approve the appointment by the Board of Directors of Deloitte & Touche, LLP as independent auditors for 2002.

•	Transact any other business that may properly come before the Meeting.

If you own our common stock as of the close of business on March 29, 2002 (the “Record Date”), you can vote that stock by mailing the enclosed proxy card or voting at the meeting.

If you plan to attend the Meeting, please check the box on your proxy card, so that we may send you an admission card.

Your Vote is Important! Whether or not you expect to attend in person, we urge you to vote your stock by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your stock will save us the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail. Sending in your proxy card will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

April 10, 2002 RICHARD SHEPHERD
Secretary

PROXY STATEMENT

We are sending this Proxy Statement to you, the stockholders of Saxon Capital, Inc. (“Saxon” or the “Company”), as part of the Board of Directors’ solicitation of proxies to be voted at the Company’s Annual Meeting of Stockholders at 10:00 a.m. on May 16, 2002, and at any adjournments or postponements of the meeting. The Annual Meeting will take place at the Richmond Marriott West located at 4240 Dominion Boulevard, Glen Allen, Virginia 23060.

Stockholders of record at the close of business on March 29, 2002 will be entitled to vote at the meeting on the basis of one vote for each share of stock held. On March 29, 2002, there were 28,088,743 shares of common stock outstanding. Each share outstanding on the record date will be entitled to one vote.

We are mailing this Proxy Statement and proxy card on or about April 10, 2002. We are also enclosing a copy of our Annual Report to Stockholders for 2001, which includes the Company’s 2001 financial statements. The Annual Report is not, however, part of the proxy materials.

TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders	1
Proposals You Are Asked to Vote On	3
Proposal 1—Election of Directors	3
Proposal 2—Approval of Independent Public Accountants	3
Board of Directors and Committees of the Board	4
Audit Committee Report	9
Security Ownership of Principal Stockholders and Management	10
Certain Relationships and Related Transactions	12
Section 16(a) Beneficial Ownership Reporting Compliance	13
Executive Compensation	13
Compensation Committee Interlocks and Insider Participation	17
Board Compensation Committee Report on Executive Compensation	17
Other Matters	18
Quorum and Voting	18
Year 2003 Stockholders’ Proposals	19
General	19
Appendix A—Audit Committee Charter	A-1

PROPOSALS YOU ARE ASKED TO VOTE ON

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, you will be asked to elect three directors for terms of three years or until their successors are elected. Directors are elected by a plurality of votes cast.

The nominees for election are Robert G. Partlow, David D. Wesselink, and Thomas J. Wageman. Each nominee is currently serving as a member of the Company’s Board of Directors. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. (See pages 4-5 for additional information about the nominees).

If any nominee becomes unavailable for any reason, the persons named in the proxy card will vote for the candidate the Board selects to replace the nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE “FOR” THE THREE NOMINEES.

PROPOSAL 2

APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2002, and seeks your approval of this decision. Deloitte & Touche LLP has served as the Company’s independent auditors for the 2001 fiscal year, and is considered by management to be well qualified.

A Deloitte & Touche LLP representative will attend the Annual Meeting to answer appropriate questions and make a statement if he or she so desires.

Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power present in person or by proxy and entitled to vote at the meeting. If the stockholders do not approve Deloitte & Touche LLP as independent auditors, the Board will reconsider the selection of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Currently, the board of directors (the “Board”) consists of seven directors, four of whom (Messrs. Harshfield, Kraemer, Wesselink, and Wageman) are independent directors. The authorized number of directors may be changed by resolution of the Board or by a majority of the stockholders entitled to vote.

The Board is divided into three classes: Class I, Class II, and Class III. At present, three directors are Class I directors, two directors are Class II directors, and two directors are Class III directors. The current term of office of directors in Class I expires at the 2002 Annual Meeting. The current terms of the Class II and Class III directors expire at the Annual Meetings to be held in 2003 and 2004, respectively. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The three persons named below, all currently serving as Class I directors, have been nominated for re-election as Class I directors to serve for a term to end at the 2005 Annual Meeting or until their successors are duly elected and qualified. Messrs. Partlow, Wesselink, and Wageman were appointed to their present terms of office by the Board of Directors on July 6, 2001, July 12, 2001, and October 9, 2001, respectively. The information set forth below as to each nominee has been furnished by the nominee.

NOMINEES FOR ELECTION AS DIRECTORS TO SERVE THREE-YEAR TERMS

Name	Age	Principal Business Experience During Past Five Years and Certain Other Directorships	Director Since
Robert G. Partlow	35
Mr. Partlow is our Executive Vice President, Chief Financial Officer, Treasurer, and a Director. Mr. Partlow has served as Saxon Mortgage’s and America’s MoneyLine’s Executive Vice President, Chief Financial Officer, and Treasurer since 1999, Saxon’s Treasurer since 1998, and Meritech’s Senior Vice President, Chief Financial Officer, and Treasurer since 1998. Before this, Mr. Partlow had served in various positions, including as Vice President and Controller of Saxon, Saxon Mortgage, Meritech, and America’s MoneyLine, since 1996. Before joining Saxon in 1996, Mr. Partlow served as Manager of Tax and Accounting for Dynex Capital, Inc., as a senior tax consultant at KPMG LLP, an international accounting firm, and as a bank examiner for the Federal Reserve Bank of Richmond. Mr. Partlow received a Bachelor of Science degree in Business Administration from the University of Richmond, and received his Master of Science in Accountancy from the University of Virginia. Mr. Partlow is a licensed Certified Public Accountant in the Commonwealth of Virginia.
			2001

Name	Age	Principal Business Experience During Past Five Years and Certain Other Directorships	Director Since
David D. Wesselink	59
Mr. Wesselink has been the Chief Financial Officer of Metris Companies since 1998 and was named Vice Chairman in 2000. From 1993 to 1998, he was the Chief Financial Officer of Advanta Corporation. Since 1992, Mr. Wesselink has also served as a director of CFC International, a specialty chemical company whose stock is traded on the Nasdaq National Market. He is also a board member of the American Financial Services Association (AFSA), Central College, and the National Institute of Consumer Credit at Marquette University. He is the past chairman of the Northbrook (Illinois) Chapter of the American Cancer Society and holds memberships in the Economic Club of Chicago, the Financial Executives Institute, and the Chicago Council on Foreign Relations. He is a recipient of the Distinguished Service Award from the AFSA. He holds a bachelor’s degree from Central College in Pella, Iowa, and an M.B.A. from Michigan State University.
			2001

Thomas J. Wageman	67	Mr. Wageman has been Managing General Partner of TLT Ltd., a financial services consulting business, since 1994. Mr. Wageman also serves on the board of directors of Nomas Corp., First Horizon Asset Securitization, Inc., and Heritage Bancorp Inc. Mr. Wageman received his bachelor’s degree from the University of Notre Dame and his M.B.A. from University of Chicago.	2001

Set forth below is information concerning each of the other four directors of the Company whose three-year terms of office will continue after the 2002 Annual Meeting of Stockholders.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

Name	Age	Principal Business Experience During Past Five Years and Certain Other Directorships	Director Since
Richard A. Kraemer	57	Mr. Kraemer is Vice Chairman of the Board. From 1996 to 1999, he was Vice Chairman of Republic New York Corporation, a publicly traded bank holding company. From 1993 to 1996, he was Chairman and Chief Executive Officer of Brooklyn Bancorp, the publicly traded holding company for Crossland Federal Savings Bank. Mr. Kraemer has held senior management positions for most of his thirty-year career. He received his undergraduate degree in real estate from Pace University.	2001

Name	Age	Principal Business Experience During Past Five Years and Certain Other Directorships	Director Since
Dennis G. Stowe	41	Mr. Stowe is our President, Chief Operating Officer, and a Director. He has served as President and Chief Executive Officer of Meritech and Senior Vice President of Saxon Mortgage since 1994. Before joining Meritech, Mr. Stowe was Vice President of Niagara Portfolio Management Corp. (Niagara) responsible for management and liquidation of Goldome Credit Corporation (GCC) pursuant to Niagara’s contract with the FDIC, serving as GCC’s Senior Vice President. Mr. Stowe received his Bachelors of Business Administration in Accounting with honors from the University of Texas at Arlington.	2001

DIRECTORS WHOSE TERMS EXPIRE IN 2004

Name	Age	Principal Business Experience During Past Five Years and Certain Other Directorships	Director Since
Edward G. Harshfield	64
Mr. Harshfield is Chairman of the Board. Since 1999, he has been Chairman of the Board and Chief Executive Officer of MFN Financial Corporation, a nationwide non-prime automobile finance company. From 1993 through 1999, he was President and Chief Executive Officer and later Vice Chairman of Cal Fed Bancorp, and currently serves as a Director and Chairman, Audit Policy Committee, of that company. Mr. Harshfield also serves as Director and Chairman, Compensation Committee for Venture Technologies, Inc., on on-line insurance brokerage company. Mr. Harshfield has held senior management positions in a variety of public and private companies for most of his forty-year career. He holds a certificate from the Advanced Management Program from Harvard Business School and received his undergraduate degrees from Southeastern University in Washington, D.C.
			2001

Michael L. Sawyer	45
Mr. Sawyer is our Chief Executive Officer and a Director. He has served as Saxon Mortgage’s President since December 1998. Before being named President, Mr. Sawyer had served as a Director and our Senior Vice President of Underwriting since 1995. Before joining Saxon, Mr. Sawyer served as Vice President and Director of Conduit Funding for Household Financial Services. From 1993 until 1994, Mr. Sawyer was general manager and director of correspondent lending for Novus Financial Corporation. From 1985 until 1993, Mr. Sawyer held various managerial positions for Ford Consumer Finance, including regional underwriting manager and manager of operations. Mr. Sawyer received his bachelor’s degree in Liberal Arts from the University of Illinois, and received his Masters of Business Administration from the University of California, Irvine.
			2001

Attendance at Board and Committee Meetings

During 2001, the Board met four (4) times. No director attended fewer than 75% of the aggregate number of meetings held by the Board and the Committees of the Board on which he served during the period for which he has been a director.

Compensation of Directors

During 2001, the Company paid its non-employee directors an annual retainer of $25,000 and an annual retainer of $3,000 for each committee chairman and a fee of $2,000 for each board or committee meeting attended, except for Mr. Harshfield who receives $6,000 for each board meeting and $2,000 for each committee meeting. The Company also reimbursed all of its non-employee directors for reasonable expenses incurred in attending meetings.

In addition, upon joining the Board, Mr. Harshfield received options to purchase 250,000 shares of our common stock at an exercise price of $10.00, Mr. Kraemer and Mr. Wesselink each received options to purchase 75,000 shares of our common stock at the same exercise price; Mr. Wageman receive options to purchase 75,000 shares of our common stock at an exercise price of $10.10. In each case, the options vest pro rata over a four-year period. These grants were not made under our 2001 Stock Incentive Plan.

Committees of the Board

The Company’s Board has a Compensation Committee, an Executive Committee, and an Audit Committee. Unless expressly authorized by resolution of the Board, no committee shall have the power or authority to:

•	amend our certificate of incorporation;

•	adopt an agreement of merger or consolidation;

•	recommend to the stockholders the sale, lease or exchange of all or substantially all of our property and assets;

•	recommend to the stockholders our dissolution or a revocation of a dissolution; or

•	amend our bylaws.

The Compensation Committee.    The Compensation Committee, has the power and authority to:

•	review the salaries, benefits, and other compensation of our directors, officers, and employees;

•	administer equity-based compensation under our 2001 Stock Incentive Plan; and

•	make recommendations to our Board regarding the salaries, benefits, and other compensation of our directors, officers and employees.

The Compensation Committee is required to have at least two members, all of whom are independent directors. The Compensation Committee currently consists of Messrs. Wesselink (Chair), Harshfield, Kraemer, and Wageman. During 2001, the Compensation Committee met two (2) times.

The Executive Committee.    The Executive Committee has and may exercise all of the powers and authority of the Board in the management of our business and affairs, except where action of the Board is required by statute. The Executive Committee is comprised of Messrs. Harshfield (Chair), Kraemer, Wesselink, Wageman, and Sawyer. Actions by the executive committee require the consent of Messrs. Harshfield and Sawyer. The Executive Committee did not meet in 2001.

The Audit Committee.    The Audit Committee is comprised of four non-employee directors— Messrs. Kraemer (Chair), Harshfield, Wesselink, and Wageman. Nasdaq Marketplace Rules require that the Audit Committee have at least three members and all of whom must be “independent directors.” Under these rules, all of the members of our Audit Committee are “independent directors.”

The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee is responsible for:

•	making recommendations to the Board concerning the engagement of independent public accountants;

•	monitoring and reviewing the quality and activities of our internal audit function and those of our independent public accountants; and

•	monitoring the adequacy of our operating and internal controls as reported by management and the independent or internal auditors.

The Audit Committee also has considered whether the provision of services by Deloitte & Touche LLP under the caption “All Other Fees” below is compatible with maintaining the independence of Deloitte & Touche LLP. Since our inception in May 2001 and the formation of the Committee in July 2001, the Audit Committee met two (2) times.

Independent Auditors’ Fees.    For its 2001 services, the Company paid Deloitte & Touche LLP the following fees:

Audit Fees.    The aggregate fees for professional services rendered by Deloitte & Touche in connection with their audit of the Company’s consolidated financial statements for the 2001 fiscal year was $200,000.

Financial Information Systems Design and Implementation Fees.    There were no professional services rendered by Deloitte & Touche in the 2001 fiscal year relating to financial information systems design and implementation.

All Other Fees.    The aggregate fees for all other services rendered by Deloitte & Touche in the 2001 fiscal year was $757,200 and can be sub-categorized as follows:

Attestation Fees.    The aggregate fees for attestation services rendered by Deloitte & Touche for matters such as comfort letters and consents relating to SEC registration statements were $671,200.

Other Fees.    The aggregate fees relating to securitization transactions for services rendered by Deloitte & Touche in the 2001 fiscal year was $86,000.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised entirely of non-employee directors. The Committee members meet the independence and experience requirement of the Nasdaq Marketplace Rules. In October 2001, the Committee adopted, and the Board of Directors approved, a charter outlining the practices it follows.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Committee has also reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company’s management and has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended by Statement on Auditing Standards No. 90 (communication with audit committees). In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (independence discussions with audit committees), and the Audit Committee has discussed with Deloitte & Touche LLP whether the provision of non-audit services provided by them to the Company during 2001 was compatible with their independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee does not complete its reviews prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Richard A. Kraemer, Chairman
Edward G. Harshfield
David D. Wesselink
Thomas J. Wageman

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the total number and percentage of the Company’s shares of common stock beneficially owned as of March 29, 2002: (1) each director; (2) our chief executive officer and each of our other four most highly compensated executive officers; and (3) all executive officers and directors as a group. Except as otherwise noted below, the address of each of the persons in the table is c/o Saxon Capital, Inc., 4951 Lake Brook Drive, Suite 300, Glen Allen, Virginia 23060.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent(1)
Wasatch Investment Advisors, Inc.(2)	3,618,841	12.88%
Franklin Mutual Advisers, LLC(3)	3,100,000	11.04%
Boston Partners Asset Management, L.P.(4)	2,151,500	7.66%
Viking Global Performance LLC(5)	2,000,000	7.12%
Friedman, Billings, Ramsey & Co., Inc.(6)	1,730,000	5.93%
Dennis G. Stowe	21,215	*
Michael L. Sawyer	20,402	*
Edward G. Harshfield	10,000	*
Richard A. Kraemer	10,000	*
Thomas J. Wageman(7)	10,000	*
Robert G. Partlow	10,566	*
David D. Wesselink	5,000	*
Frederick R. Elflein, Jr.	4,192	*
Jeffrey A. Haar	725	*
All executive officers and directors as a group (fifteen persons)	95,662	*

*	Less than 1%.

(1)
If a stockholder holds options or other securities that are exercisable or otherwise convertible into Common Stock within 60 days of March 29, 2002, we treat the Common Stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate that stockholder’s percentage ownership of the Company’s Common Stock. We do not, however, consider that Common Stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)
Based on Schedule 13G filed on February 14, 2002 by Wasatch Investment Advisors, Inc. as investment adviser with the sole power to dispose and vote 3,618,841 shares of our common stock. The business address for Wasatch Advisors is 150 Social Hall Avenue, 4th Floor, Salt Lake City, Utah 84111.

(3)
Based on a Schedule 13G filed on February 15, 2002 by Franklin Mutual Advisers, LLC as the investment adviser with the sole power to dispose and vote the common stock held by Mutual Qualified Fund (2,340,000) and Mutual Financial Services Fund (760,000). The business address for Franklin Mutual Advisers, LLC is 51 J.F.K. Parkway, Short Hills, New Jersey 07078

(4)
Based on the information provided to us by, as of February 21, 2002, by Boston Partners Asset Management, L.P. as the investment adviser with the sole power to dispose and vote the common stock held by Loyola University Retirement Plan (16,200); Pillsbury (84,500); Savannah ILA Pens. Trust (33,200); University of Southern California Endowment Fund

(46,200); Kaiser Foundation Health Plans, Inc. (117,500), Minnesota Mining and Manufacturing (513,200); Brunswick Corp. Master Trust (55,900); Emerson Electric (85,300); Verizon Investment Management Corp. (329,800); Southco, Inc. (13,300); Pepperdine University (7,500); Highland Street Connection Small Cap II (4,000); Southern California Perm (71,800); Archdiocese of Boston (47,600); Loyola University (18,200); University of Richmond (30,800); and Boston Partners Asset Mgmt. Small Cap II Value Fund (676,500). The business address of Boston Partners Asset Management, L.P. is 28 State Street, 21st Floor, Boston, MA 02109.

(5)
Based on a Schedule 13G jointly filed on January 25, 2002 by Viking Global Performance LLC (VGP), Viking Global Equities LA (VGE), Viking Global Investors LP (VGI), O. Andreas Halvorsen, Brian T. Olson, and David C. Ott. VGP, as the general partner of VGE and Viking Global Equities III Portfolio, Ltd. (VGE III); VGI, as the provider of managerial services to VGE and VGE III and an affiliate of VGP, and Messrs. Halvorsen, Olson, and Ott, as Managing Directors of VGI and members of VGP, have shared power to dispose of and shared power to vote the common stock directly owned by VGE (1,217,000 shares) and VGE III (783,000 shares). The business address for VGP is 280 Park Avenue, 36th Floor, New York, NY 10017.

(6)
Based on information provided to us by Friedman, Billings, Ramsey & Co., Inc. (FBR) on February 21, 2002. FBR directly beneficially owns 1,080,000 shares issuable upon exercise of currently exercisable warrants and indirectly beneficially owns the shares owned by the following affiliates of FBR: 450,000 shares owned by FBR Private Equity Fund L.P., and 200,000 shares owned by FBR Weston LP. FBR has entered into a voting agreement with us, see “Description of Capital Stock—Voting Agreement.” The business address of FBR is Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209.

(7)	Shares are held by TLT, Ltd., Rte 1, Box 163-B, Savoy, Texas 75479. TLT, Ltd. is controlled by Mr. Wageman.

Voting Agreement

On July 6, 2001, we entered into a voting agreement with Friedman, Billings, Ramsey & Co., Inc. (“FBR”), whereby FBR granted us the right to vote the shares of our common stock held by FBR. Under the terms of the voting agreement we must vote such shares in the same proportion as the vote of all of our other common stockholders on such matter. This agreement terminates with respect to any share held by FBR on the date such share is sold by FBR, and terminates in its entirety upon the earlier of the date of all such shares are sold by FBR, or the date FBR notifies us that it and its affiliates own less than 9% of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

Sale of stock to our executives.    On April 23, 2001, we issued 100 shares of our common stock to our founding stockholder, Michael L. Sawyer, for $0.01 per share. On July 6, 2001, we sold 20,000 shares of common stock to Mr. Sawyer, for an aggregate purchase price of $200,000. On July 6, 2001, we sold 20,000 shares of common stock to Mr. Stowe, for an aggregate purchase price of $200,000. On July 6, 2001, we sold 10,000 shares of common stock to Mr. Partlow, for an aggregate purchase price of $100,000. In addition, Messrs. Sawyer, Stowe and Partlow have respectively purchased 302, 1,215, and 566 shares of common stock pursuant to our 2001 Employee Stock Purchase Plan (the “Purchase Plan”). Our executive officers as a group have purchased 7,812 shares of common stock pursuant to the Purchase Plan on the same terms and conditions as our non-executive employees.

OIC Design, Inc.    During 2001, OIC Design, Inc. (“OIC”) provided us with marketing services. During that period, we paid OIC $104,044 for design fees and $267,420 primarily for print and postage fees incurred by OIC on our behalf for a total of $371,764. No amounts were paid during 2000. Kelly Adams, the owner and principal officer of OIC, is the spouse of Bradley D. Adams, our Vice President of Capital Markets. Payments made to OIC for services rendered are not in excess of fair market prices for similar services.

Mortgage Loans.    We originate first mortgage loans to our directors, officers, and employees. These loans are made in the ordinary course of business on substantially the same credit and collateral terms as those prevailing at the time for comparable transactions with nonaffiliated persons and do not involve more than the normal risk of collectibility and do not present any unfavorable features. When making loans to our directors, officers, and employees, however, we waive loan origination fees that otherwise would be paid to us by the borrower, and reduce the interest rate by 25 basis points from our prevailing rate. At December 31, 2001, we had $10.9 million of unpaid principal balances related to first mortgage loans originated for employees and certain officers of Dominion Resources, Inc., our predecessor’s parent.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities and Exchange Commission requires that we disclose any late Section 16 filings of directors, officers and beneficial owners of more than 10% of the Company’s Common Stock during the last fiscal year. Our directors and officers and 10% stockholders were not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 until January 15, 2001, the effective date of our registration statement on Form 8-A, registering our common stock pursuant to Section 12(c) of the Securities Exchange Act of 1934. Therefore, no Section 16 forms were filed for the year ended December 31, 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets for the total components paid or accrued by us during the last two fiscal years to our Chief Executive Officer and our four most highly compensation executive officers:

		Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation(1)	Securities Underlying Options/SARs	LTIP Payouts(2)		All Other Compensation(3)
Michael L. Sawyer, Director and Chief Executive Officer	2001 2000	$ $	275,004 180,240	$ $	349,392 72,082	$11,630 —	500,000 —	$ $	121,747 183,502	$ $	117,906 5,182
Dennis G. Stowe, Director, President and Chief Operating Officer	2001 2000	$ $	262,504 140,004	$ $	338,544 65,000	$11,424 —	500,000 —	$ $	75,397 118,734	$ $	103,406 6,363
Robert G. Partlow, Director, Executive Vice President, Chief Financial Officer and Treasurer	2001 2000	$ $	202,452 128,715	$ $	226,170 64,358	— —	400,000 —	$ $	47,022 49,678	$ $	82,272 2,076
Frederick R. Elflein, Jr., Vice President, Retail Division	2001 2000	$ $	140,000 122,460	$ $	277,395 75,680	— —	67,500 —		— —	$ $	73,958 5,527
Jeffrey A. Haar, Vice President, Correspondent Division	2001 2000	$ $	82,500 60,908	$ $	487,788 551,606	— —	67,500 —		— —	$ $	6,480 5,100

(1)
None of the named executive officers received perquisites or benefits that met or exceeded the lesser of $50,000 or 10% of his respective salary plus bonus payments. Payments made under the Dominion Mortgage Services, Inc. deferred compensation plan that represented company contributions.

(2)	Long term incentive plan payments distributed from Dominion Resources’s utility growth plan.

(3)	The amounts listed for 2001 are as follows:

	Retention Bonus	401(k) Match
Michael L. Sawyer	$112,500	$5,406
Dennis G. Stowe	$100,000	$3,406
Robert G. Partlow	$77,448	$4,824
Frederick R. Elflein, Jr.	$70,000	$3,958
Jeffrey A. Haar	—	$6,480

Option/SAR Grants in Last Fiscal Year

The following table provides information concerning grants of options to purchase our common stock made during the period from our inception through December 31, 2001 to our named executive officers.

	Individual Grants						Grant Date Value
Name	Number of Securities Underlying Options/SARS Granted (1)	Percent of Total Options/SARS Granted to Employees in Fiscal Year (2)		Exercise or Base Price ($/Sh)		Expiration Date	Grant Date Present Value(3)
Michael L. Sawyer, Director and Chief Executive Officer	500,000	17.86%			$10.00	7/11/11		$2,430,000
Dennis G. Stowe, Director, President and Chief Operating Officer	500,000	17.86%			$10.00	7/11/11		$2,430,000
Robert G. Partlow, Director, Executive Vice President, Chief Financial Officer and Treasurer	400,000	14.29%			$10.00	7/11/11		$1,944,000
Frederick R. Elflein, Jr., Vice President	60,000 7,500	2.14 0.27	% %	$ $	10.00 10.10	7/11/11 10/22/11	$ $	291,600 34,875
Jeffrey A. Haar, Vice President	60,000 7,500	2.14 0.27	% %	$ $	10.00 10.10	7/11/11 10/22/11	$ $	291,600 34,875

(1)
The options with a strike price of $10.00 become exercisable pro rata over a four-year period beginning on July 11, 2002, and the options with a strike price of $10.10 become exercisable on pro rata over a four-year period beginning on October 22, 2002.

(2)	Includes 2,799,000 options granted to approximately 92 employees under our 2001 Stock Incentive Plan.
(3)
The valuation calculations are solely for purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of our stock price. The grant date present value for the options expiring on July 11, 2011 and October 22, 2011 is derived by using the Black-Scholes option pricing model with the following assumptions: option term of 10 years; an annualized risk-free interest rate range of 4.60%-5.41%; a volatility rate of 23.56%, and a dividend yield of 0%. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” This valuation model was not adjusted for risk of forfeiture or the vesting restrictions of the options for the options expiring on July 11, 2011 and October 22, 2011, which became exercisable pro rata over a four-year period. This valuation model does not necessarily represent the fair market value of individual options. At the expiration date, the options will have no actual value unless, and only to the extent that, the price of the common stock appreciates from the grant date to the exercise date.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

No options were exercised by our named executive officers during fiscal year 2001. The following table sets forth information regarding the number of securities underlying exercisable and unexercisable options, and the value of exercisable and unexercisable options held by the name executive officers as of December 31, 2001.

Name	Number of Securities Underlying Unexercised Options/SARS at FY-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End($) Exercisable/Unexercisable(1)
Michael L. Sawyer, Director and Chief Executive Officer	0/500,000	0/$	50,000
Dennis G. Stowe, Director, President and Chief Operating Officer	0/500,000	0/$	50,000
Robert G. Partlow, Director, Executive Vice President, Chief Financial Officer and Treasurer	0/400,000	0/$	40,000
Frederick R. Elflein, Jr., Vice President	0/67,500	0/$	6,000
Jeffrey A. Haar, Vice President	0/67,500	0/$	6,000

(1)
The amounts set forth represents the difference between the estimated fair market value of $10.10 per share as of December 31, 2001 and the exercise price of the in-the-money options, multiplied by the applicable number of shares underlying such options. The estimated fair market value is based on private sales of our shares by our stockholders using the PORTAL system.

Employment Agreements

We have entered into employment agreements with Messrs. Sawyer, Stowe, and Partlow (the “Executives”) for three-year terms, which automatically renew for successive one-year terms unless previously terminated. The employment agreements require each of them to devote their best efforts to our interests and business and prohibit them from disclosing information, competing with us, and soliciting employees for specified periods after termination of employment. Under the terms of these employment agreements, each of Messrs. Sawyer and Stowe is entitled to an annual base salary of $325,000. Mr. Partlow is entitled to an annual base salary of $250,000. Each Executive’s base salary is subject to upward adjustment by the Compensation Committee. The employment agreements also provide each of them with an annual bonus of up to 100% of base salary as determined by the Compensation Committee based upon their performance and our performance for the prior fiscal year. We also extend to each Executive specified benefits and reimbursement of expenses.

If each Executive complies with the terms of his employment agreement, and his employment is terminated by the Company other than for cause or voluntarily by him for good reason, then the Executive generally is entitled to severance pay in the form of monthly payments in an amount equal to 1/12th of the sum of (A) his annual base salary plus (B) 100% of the maximum bonus for the fiscal year in which termination occurs, less deductions required by law (“Severance Pay”) payable in accordance with our normal payroll practices, for twenty-four (24) months following such termination (the “Serverance Payout Period”). Alternatively, provided that the Executive executes and delivers a general release within fifteen (15) days following such a termination of employment by us other than for cause or voluntarily by him for good reason, at his sole election his Severance Pay is payable at the time of such delivery of the general release and will consist of a lump sum equal to 200 percent (200%) of the sum of the amounts described in clauses (A) and (B) above.

In the event of the Executive’s death or disability, there is no acceleration of the vesting of his options, and his estate or heirs are not entitled to any Severance Pay or employee benefits; except in the event of death, his estate or heirs are entitled to a pro-rated bonus equal to 100% of his base salary. To the extent not inconsistent with the terms of 2001 Employee Stock Incentive Plan, his options vest and become exercisable by his estate at the same times as if he had continued to be employed.

Each Executive’s employment agreement further provides that upon the consummation of a Change in Control (as defined below), he is entitled to receive, in the form of monthly payments, an amount equal to 1/12th of the sum of (A) executive officer’s annual base salary plus (B) the maximum bonus for the fiscal year in which the consummation of a Change in Control occurs, less deductions required by law, payable in accordance with the normal payroll practices, for twenty-four (24) months following consummation of such Change in Control (the “Change in Control Payment”). Alternatively, at each Executive’s sole election, the Change in Control Payment is payable in a lump sum equal to 200 percent (200%) of the sum of the amounts described in clauses (A) and (B) above. The Change in Control Payment is in addition to, and not in lieu of, his base salary and bonus, if any, payable in accordance with the terms of his employment agreement. In addition, upon the consummation of a Change in Control, all of his options become immediately and fully exercisable. Following the consummation of a Change in Control, the Executive is not entitled to receive Severance Pay in the event his employment is terminated for any reason. For purposes of the employment agreements, “Change in Control” generally means (i) an acquisition, merger, or consolidation, or (ii) the sale of voting control or all or substantially all of our assets with, by, or to any person or entity in which our stockholders immediately prior to the effective date of such Change in Control do not own a majority of the outstanding shares of the capital stock of the surviving entity after such Change in Control. If the Executive’s employment is terminated other than for cause at any time following the public announcement of a prospective Change in Control, then, notwithstanding such termination, he is entitled to receive the Change in Control Payment based on his base salary in effect on the date of such termination; provided, however, that such Change in Control Payment is reduced by the total amount of any Severance Pay received by him, and thereafter he is not entitled to any further Severance Pay. In the event that any payments, distributions, or benefits provided or to be provided to the Executive, whether pursuant to their employment agreement or from other plans or arrangements maintained by us or any of our subsidiaries are determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive a payment on an after-tax basis equal to the excise tax imposed.

Benefit Plans

Our executive officers and non-employee directors are eligible to receive awards under our 2001 Stock Incentive Plan on the same basis as our other employees and consultants. Our executive officers are also entitled to participate in our 2001 Employee Stock Purchase Plan and our 401(k) Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We did not have a compensation committee until July 2001. No member of our compensation committee is an officer or employee. No interlocking relationships exist between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationships existed in the past.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, which is comprised entirely of non-employee directors, administers the Company’s 2001 Stock Incentive Plan, the Employee Stock Purchase Plan, the 401(k) Plan, and reviews and approves all issues related to executive compensation. The Company’s compensation policy for its executives is to promote outstanding performance by the executives and thereby to assist the Company in achieving its strategic and performance goals. To these ends, the Committee is guided by the need to attract and retain high caliber executives, and to incentivize those executives to advance the Company’s strategies and performance goals.

The Compensation Committee relies on three forms of compensation to achieve these goals: base salary, bonus, and stock option or other awards granted pursuant to our 2001 Stock Incentive Plan. The base salary and bonus are based on the executive’s employment agreement with us, and are reviewed at least annually by the Compensation Committee. The Company uses stock options to align the long-range interest of its executive officers with the interest of stockholders. The amount of stock options that is granted to executive officers is determined by taking into consideration the officer’s position with the Company, overall individual performance, the Company’s performance and an estimate of the long-term value of the award considering current base salary and any cash bonus award.

Compensation for the Chief Executive Officer

For 2001, Mr. Sawyer earned $624,396 in salary and bonus, as shown in the Summary Compensation Table on page 12. Pursuant to his employment agreement, effective June 7, 2001 with the Company, Mr. Sawyer’s base salary for 2001 was $325,000. In connection with the Company’s divestiture from Dominion Resources, Inc., Mr. Sawyer received a retention bonus of $112,500 and an award of 500,000 stock options that vest pro rata over a four-year period.

The Committee met and made several pay decisions related to Mr. Sawyer’s compensation in 2001. His annual incentive bonus of $349,392 was based on his achievement of financial and corporate reputation goals set for him by the Committee. Specifically, the Committee looked to Mr. Sawyer’s role in the Company’s divestiture from Dominion Resources, the change to portfolio accounting, and the building of a portfolio of mortgage loans that will drive the Company’s long-term success.

As noted above, the Company’s compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the named executive officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for the named executive officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

The Committee believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group, which will create added stockholder value.

David D. Wesselink (Chair)
Richard A. Kraemer
Edward G. Harshfield
Thomas J. Wageman

Performance Graph

For companies with common stock registered under the Securities Exchange Act of 1934, Securities and Exchange Commission regulations require the presentation of a performance graph comparing the yearly percentage change in a company’s cumulative total shareholder return on its common stock to the cumulative total return of a broad equity market index and of a peer group of issuers for the past five years. No performance graph is required to be presented for our common stock because we first became subject to these requirements in 2002.

OTHER MATTERS

Other than the two proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the meeting, your signed proxy card authorizes Michael L. Sawyer, the Company’s Chief Executive Officer, and Richard D. Shepherd, the Company’s General Counsel and Secretary, to vote on those matters according to their best judgment.

QUORUM AND VOTING

Quorum.    A quorum is a majority of the voting power of the shares entitled to vote at the meeting. Since there were 28,088,743 eligible votes as of the Record Date, we will need at least 14,044,372 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

Voting.    Any stockholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the stockholder. If no choice is indicated, a proxy will be voted in accordance with the Board’s recommendations.

Effect of an Abstention and Broker Non-Votes.    A stockholder who abstains from voting on any or all proposals will be included in the number of stockholder present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to the matters on our Annual Meeting agenda by their clients may vote their clients’ proxies in their own discretion.

Tabulation of Votes.    Representatives of American Stock and Transfer, the independent Inspector of Elections, will count the votes.

Mailing of Materials.    The Securities and Exchange Commission has adopted amendments to the proxy rules permitting companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as “householding,” should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. We are not householding materials for our shareholders in connection with the Annual Meeting, however, we have been informed that certain intermediaries will household proxy materials.

If a broker or other nominee holds your shares, this means that:

•
Only one annual report and proxy statement will be delivered to multiple shareholders sharing an address unless you notify ADP at Householding Department, 51 Mercedes Way, Edgewood, NY 11717, to inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

•
You can contact us by calling our Investor Relations Department at (804) 967-7879 or by writing to Saxon Capital, Inc., Investor Relations Department, 4951 Lake Brook Drive, Suite 300, Glen Allen, VA 23060 to request a separate copy of the annual report and proxy statement for the Annual Meeting and for future meetings or you can contact your broker to make the same request.

•	You can request delivery of a single copy of annual reports or proxy statements from ADP at the address given above or from your broker if you share the same address as another shareholder.

YEAR 2003 STOCKHOLDERS’ PROPOSALS

If you are submitting a proposal to be included in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, we must receive the proposal by December 11, 2002. If you are submitting a proposal outside of Rule 14a-8, we must receive it not less than 60 nor more than 90 days before May 16, 2003 in order for the proposal to be brought before the meeting.

GENERAL

Saxon will pay the costs relating to this Proxy Statement, the proxy, and the Annual Meeting. We are soliciting proxies by mailing this Proxy Statement and proxy card to the stockholders. In addition to solicitations by mail, some of the Company’s directors, officers, and regular employees may, without extra pay, make additional solicitations by telephone or in person. The Company will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

The Annual Report to Shareholders for 2001 on Form 10-K and financial statements were mailed with this Proxy Statement or were previously delivered to stockholders and are not part of the material for the solicitation of proxies. To reduce postage costs, we sent materials at bulk mail rates. If, for whatever reason, you need another copy, please write Bobbi Roberts, our Assistant Vice President of Investor Relations, 4951 Lake Brook Drive, Suite 300, Glen Allen, Virginia 23060 or robertsb@saxonmtg.com.

Please complete, sign, and date the enclosed proxy card, which can be revoked by voting at the meeting, and mail it promptly in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is exercised by filing with the Company a written revocation of your proxy or a duly executed proxy bearing a later date, or by attending the meeting and voting in person on each matter brought before the meeting. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote in person at the meeting.

Appendix A

Audit Committee Charter
(Effective October 9, 2001)

I.    AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

1.	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

2.	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

3.	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, auditor, or other consultants or experts it deems necessary in the performance of its duties.

II.    AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of The National Stock Market, Inc. (“NASDAQ”). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. Audit Committee members and its Chairman shall be appointed by the Board.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the independent auditors limited review procedures.

III.    AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

A.  Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.
Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.
In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

4.	Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

5.
Review with financial management and the independent auditors the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with the American Institute of Certified Public Accountant’s Statement on Auditing Standards No. 61, Communications with Audit Committees (“SAS 61”) . The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

B.  Independent Auditors

The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. As such, the Audit Committee shall:

1.	Review performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

2.	Approve the fees and other significant compensation to be paid to the independent auditors.

3.	Review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

4.	Review the independent auditors’ annual audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit, and general audit approach.

5.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors and discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

6.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

C.  Internal Audit Department

The internal audit department reports directly to the Audit Committee. As such, the Audit Committee shall:

1.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

2.	Review the appointment, performance, and replacement of the senior internal audit executive.

3.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

D.  Legal Compliance

1.
On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

2.	Establish, review and annually update a Code of Ethical Conduct and ensure that management has established a system to enforce this code.

3.	Annually review a summary of director and officers related party transactions and potential conflicts of interest and review the results of annual expense report audits for same.

E.  Other Audit Committee Responsibilities

1.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

2.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

3.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Appendix B – PROXY CARD

Directions to Richmond Marriott West
4240 Dominion Boulevard, Glen Allen, Virginia 23060
(804) 965-9500 (Phone), (804) 968-7134 (Fax)

From the North
(Washington, DC, New York, Maryland)

•	Take I-95 South to exit number 84B (I-295 North Charlottesville)
•	Follow I-295 North until it ends
•	This automatically puts you on I-64 East
•	Follow I-64 East to Exit 178B (250 East Richmond)
•	Turn left at 1st traffic light onto Dominion Boulevard
•	Richmond Marriott West is your 2nd left onto Innslake Drive

From the South
(Petersburg, North Carolina)

•	Take I-95 North to I-64 West
•	Follow I-64 West through the city to Exit 178B (250 East Richmond)
•	Turn left at 1st traffic light onto Dominion Boulevard
•	Richmond Marriott West is your 2nd left onto Innslake Drive

From the East
(Richmond International Airport, Virginia Beach, Williamsburg)

•	Take I-64 West through the city to Exit 178B (250 East Richmond)
•	Turn left at 1st traffic light onto Dominion Boulevard
•	Richmond Marriott West is your 2nd left onto Innslake Drive

From the West
(West Virginia, Charlottesville)

•	Take I-64 East to Exit 178B (250 East Richmond)
•	Turn left at 1st traffic light onto Dominion Boulevard
•	Richmond Marriott West is your 2nd left onto Innslake Drive

Complimentary Parking for all Guests

Your proxy card is attached below.

FOLD AND DETACH HERE

SAXON CAPITAL, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2002

This Proxy is Solicited on Behalf of Saxon’s Board of Directors

The undersigned hereby appoints Michael L. Sawyer and Richard Shepherd, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Saxon Capital Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Saxon Capital, Inc. in Glen Allen, Virginia, on Thursday, May 16, 2002 at 10:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.

SAXON CAPITAL, INC.
4951 Lake Brook Drive
Suite 300
Glen Allen, Virginia 23060

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS NO. 1 AND 2.	Please mark ☒ your votes as indicated

1. Election of Directors: Nominees 01 – Robert G. Partlow 02 – David D. Wesselink 03 – Thomas J. Wageman	2. Approval of Auditors

FOR election of all nominees ☐	WITHHOLD vote from all nominees ☐	FOR ☐	AGAINST ☐	ABSTAIN ☐

Except for nominee(s) listed below from  whom vote is withheld:

(Continued and to be signed on other side)

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Receipt is hereby acknowledged of the Saxon Capital, Inc.
Notice of Meeting and Proxy Statement.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

Dated:                                                 , 2002

Signature

Signature

I PLAN TO ATTEND MEETING. If you check this box to the right and provide your mailing address, an admission card will be sent to you.  ☐

Address:

Please read the enclosed proxy statement, then vote and return the card at your earliest convenience.